Exhibit 3.6

Delaware The First State Page 1 3929882 8100 Authentication: 203318610 SR# 20221708127 Date: 05-02-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PHOENIX MOTOR INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF APRIL, A.D. 2022, AT 8:59 O`CLOCK P.M.